EX-10.4

AGREEMENT: GARBALIZER MACHINERY CORP AND COMPANY

AGREEMENT

This agreement entered into the date below shown between Garbalizer Machinery Corporation, a Utah corporation [Garbalizer] and Garb-Oil & Power Corporation, a Utah corporation [Garb-Oil]

Whereas Garbalizer, on February 25, 1999 entered into a stock exchange agreement with RecycleNet Corporation of Ontario, Canada [RecycleNet], and

Whereas Garbalizer and RecycleNet agreed that Garbalizer would have, prior to the closing of said agreement, the right to sell and convey all its existing assets (including the “Garbalizer” name and logo, patents, machinery designs, and contract rights) to Garb-Oil in exchange for Garb-Oil’s assumption of existing indebtedness of Garbalizer in the approximate amount of $500,000.00 (U.S.), and

Whereas Garb-Oil is desirous of obtaining said existing assets, the “Garbalizer” name and logo, patents, machinery designs, and contract rights and further, is desirous of assuming the existing indebtedness of Garbalizer in the approximate amount of $500,000.00 (U.S.), and

Whereas the board of directors of both Garbalizer and Garb-Oil have by resolution authorized their respective corporation to enter into this transaction and have authorized the officers of their respective corporations to perform all acts necessary and to execute all documents necessary to effect this transaction, therefore

Garbalizer, by these presents, hereby convoys all existing assets including all right, title, and interest in and to the Garbalizer name and logo, patents [as identified in the attached exhibit], machinery designs, and contract rights by it possessed.

Garb-Oil, by these presents, and as consideration for the assets above referenced, hereby assumes all existing indebtedness of Garbalizer in the approximate amount of $500,000.00 (U.S.).

Dated the 19th day of March, 1999.

GARBALIZER MACHINERY CORPORATION	ATTEST:

By /s/ John C. Brewer	/s/ Charles K. Laver
-----------------------------	----------------------------
President	Secretary

GARB-OIL & POWER CORPORATION	ATTEST:

By /s/ John C. Brewer	/s/ Charles K. Laver
-----------------------------	----------------------------
President	Secretary

EXHIBIT TO

GARBALIZER/GARB-OIL

AGREEMENT

GARBALIZER SHREDDER PATENTS

U.S. PATENTS

patent #3578252
patent #3708127
patent #3762655
patent #3840187
patent #3893635
patent #3951346
patent #4059236
patent #4082232
patent #4099678
patent #4125228
patent #4176800
patent #4205799
patent #4350308
patent #4927088

INTERNATIONAL PATENTS

Canada	patent #1018958
Canada	patent #1137949
Switzerland	patent #555195
Japan	patent #924581
England	patent #1441783
France	patent #74-02442

Garbalizer Machinery Corporation has the following machinery patents which it intends to develop and market as funds become available:

Mechanical Waste Receiver	patent #3660038
Waste Remover Vehicle [packer truck]	patent #3831789
Air Classification	patent #3856217
Refuse Processing Equipment [mangler]	patent #3966129
Waste Mangler System and Structure	patent #3993256